Exhibit 99.2

Regency Centers and Equity One Announce Closing of Merger

JACKSONVILLE, FL and NEW YORK, NY (March 1, 2017) – Regency Centers Corporation (NYSE: REG) (“Regency”) and Equity One, Inc. (NYSE: EQY) (“Equity One”) today announced the completion of their previously announced merger, whereby Equity One merged with and into Regency, with Regency continuing as the surviving public company. The merger forms a combined company with a total market capitalization of approximately $16 billion. Beginning March 2, 2017, Regency will be a member of the S&P 500 index.

“We are delighted to announce the completion of our merger with Equity One, further establishing Regency Centers as the preeminent national shopping center REIT,” stated Martin E. “Hap” Stein, Jr., Chairman and Chief Executive Officer. “With a high quality portfolio of 429 properties located in many of the country’s top markets, featuring outstanding demographics, augmented by a best-in-class development and redevelopment program, we believe Regency offers a unique long-term growth profile. Further, as we have stated before, we expect the transaction to be accretive to core FFO per share while preserving our sector-leading balance sheet. Moving ahead, we look forward to the rapid integration of the two platforms and to creating additional value for our shareholders over the quarters and years to come.”

The completion of the transaction follows the satisfaction of all conditions to the closing of the merger, including receipt of approvals of the merger and other merger-related proposals by Regency and Equity One stockholders, which approvals were obtained on February 24, 2017.

Pursuant to the terms of the definitive merger agreement entered into by and between Regency and Equity One on November 14, 2016, Equity One stockholders are entitled to receive 0.45 of a newly issued share of Regency common stock for each share of Equity One common stock that they owned immediately prior to the effective time of the merger. The common stock of the combined company will trade under the symbol “REG” on the NYSE, and the Equity One common stock will be suspended from trading on the NYSE effective as of the opening of trading on March 2, 2017.

In connection with the completion of the merger, the Regency board of directors has appointed Joseph Azrack, Chaim Katzman and Peter Linneman, former Equity One directors, to serve on Regency’s board. Mr. Katzman, the former Chairman of Equity One’s board, will serve as non-executive Vice Chairman of the Regency board. Regency’s current executive officers will continue to serve in their current positions.

Following the merger, Regency now expects the combined portfolio to produce annual Same Property NOI growth for 2017 within a new range of 3.0% to 3.8%. This compares to previous guidance for Regency as a stand-alone entity of 2.25% to 3.00%. Regency expects to realize annualized cost savings of approximately $27 million by 2018, primarily related to the elimination of duplicative corporate and property-level operating costs. The transaction is expected to be accretive to Core FFO, assuming the anticipated full cost benefits, before the positive incremental impacts of merger-related purchase accounting adjustments, and after potential dispositions. Regency will update its guidance more completely when it reports first quarter 2017 results.

J.P. Morgan Securities LLC acted as financial advisor, and Wachtell, Lipton, Rosen & Katz acted as legal advisor, to Regency in connection with the merger. Barclays Capital Inc. acted as lead financial advisor, Citigroup Global Markets Inc. acted as co-financial advisor, and Kirkland & Ellis LLP acted as legal advisor to Equity One in connection with the merger. ICR, LLC served as communications advisor for the transaction.

About Regency Centers Corporation

Regency is the preeminent national owner, operator and developer of neighborhood and community shopping centers which are primarily anchored by productive grocers and located in affluent and infill trade areas in the country’s most attractive metro areas. As of December 31, 2016, Regency’s portfolio of 307 retail properties encompassed over 42.2 million square feet, which includes properties held in co-investment partnerships. Regency has developed 225 shopping centers since 2000, representing an investment at completion of more than $3.5 billion. Operating as a fully integrated real estate company, Regency is a qualified real estate investment trust that is self-administered and self-managed.

About Equity One, Inc.

As of December 31, 2016, Equity One’s portfolio comprised 122 properties, including 101 retail properties and five non-retail properties totaling approximately 12.8 million square feet of gross leasable area, or GLA, 10 development or redevelopment properties with approximately 2.3 million square feet of GLA, and six land parcels. As of December 31, 2016, Equity One’s retail occupancy excluding developments and redevelopments was 95.8% and included national, regional and local tenants. Additionally, Equity One had joint venture interests in six retail properties and two office buildings totaling approximately 1.4 million square feet of GLA.

Cautionary Statement Regarding Forward-Looking Information

The information presented herein may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Regency’s or Equity One’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

In addition to factors previously disclosed in Regency’s and Equity One’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the outcome of any legal proceedings that are or may be instituted against Regency or Equity One; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of changes in the economy and competitive factors in the areas where Regency and Equity One do business; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; Regency’s ability to complete the integration of Equity One successfully or fully realize cost savings and other benefits and other consequences associated with mergers, acquisitions and divestitures; changes in asset quality and credit risk; the potential liability for a failure to meet regulatory requirements, including the maintenance of REIT status; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to tax legislation; changes in demand for developed properties; adverse changes in financial condition of joint venture partner(s) or major tenants; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the geographic concentration of Regency; risks associated with the concentration of tenants; the impact of the transactions on relationships, including with tenants, employees, customers and competitors; significant costs related to uninsured losses, condemnation, or environmental issues; the ability to retain key personnel; and changes in local, national and international financial market, insurance rates and interest rates. Regency does not intend, and undertakes no obligation, to update any forward-looking statement.

Contact Information

Regency Investor Contacts

Michael Mas and Laura Clark

MichaelMas@regencycenters.com, 904-598-7470

LauraClark@regencycenters.com, 904-598-7831